Exhibit 99.1

SeaSpine Provides Preliminary Results for Third Quarter 2020 and Revenue Guidance for Fourth Quarter 2020

CARLSBAD, CA. (October 6, 2020) - SeaSpine Holdings Corporation (NASDAQ: SPNE), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, announced today preliminary financial results for the third quarter of 2020 and provided a revenue outlook for the fourth quarter of 2020. The Company announced preliminary third quarter results assuming interested individuals would be focused on the U.S. presidential election the week of November 3 and plans to disclose its full third quarter financial results the week of November 9.

Preliminary and Unaudited Third Quarter 2020 Financial Results:
•Total revenue is expected to be in the range of $42.9 million to $43.3 million, reflecting a 8% to 9% increase compared to the prior year period
◦U.S. revenue is expected to be in the range of $38.8 million to $39.2 million, reflecting an 9% to 10% increase compared to the prior year period
▪U.S Spinal Implants revenues are expected to reflect an increase of 10% to 11%
▪U.S Orthobiologics revenues are expected to reflect an increase of 8% to 10%
◦International revenue is expected to be approximately $4.1 million, reflecting a decline of 5% compared to the prior year period
•Cash, cash equivalents and investments at September 30, 2020 are expected to be approximately $93 million, and the Company had no debt outstanding under its credit facility
•The Company has $6.2 million of principal outstanding under a Paycheck Protection Program (PPP) loan and recently applied for forgiveness of the entire amount outstanding in accordance with the PPP program

“We are pleased with our performance during the third quarter against a backdrop of continuing challenges and restrictions caused by the COVID-19 pandemic,” said Keith Valentine, President and Chief Executive Officer. “Our execution on planned launches of differentiated new products, such as the recent limited commercial launches of our Explorer™ TO Expandable Interbody Device and NorthStar OCT systems, was a key driver of our third quarter revenue growth and, coupled with the strength of our cash position, has enabled us to attract new distribution as other companies struggle. While our surgical volumes have not returned to pre-pandemic levels and we remain cautious about further declines from current depressed levels, we have never been more confident in our ability to take further market share and eventually return to the double-digit revenue growth we saw in 2019.”

2020 Financial Guidance
SeaSpine expects revenue for the fourth quarter of 2020 to be in the range of $47.0 million to $48.0 million, reflecting growth of approximately 7% to 10% over fourth quarter 2019 revenue.

About SeaSpine
SeaSpine (www.seaspine.com) is a global medical technology company focused on the design, development and commercialization of surgical solutions for the treatment of patients suffering from spinal disorders. SeaSpine has a comprehensive portfolio of orthobiologics and spinal implants solutions to meet the varying combinations of products that neurosurgeons and orthopedic spine surgeons need to perform fusion procedures on the lumbar, thoracic and cervical spine. SeaSpine’s orthobiologics products consist of a broad range of advanced and traditional bone graft substitutes that are designed to improve bone fusion rates following a wide range of orthopedic surgeries, including spine, hip, and extremities procedures. SeaSpine’s spinal implants portfolio consists of an extensive line of products to facilitate spinal fusion in degenerative, minimally invasive surgery (MIS), and complex spinal deformity procedures. Expertise in both orthobiologic sciences and spinal implants product development allows SeaSpine to offer its surgeon customers a differentiated portfolio and a complete solution to meet their fusion requirements. SeaSpine currently markets its products in the United States and in approximately 30 countries worldwide through a committed network of increasingly exclusive distribution partners.

Forward-Looking Statements
SeaSpine cautions you that statements in this news release that are not a description of historical facts are forward-looking statements that are based on the Company's current expectations and assumptions. Such forward-looking statements include, but are not limited to, statements relating to: the Company’s expectations regarding its financial results for the quarter ended September 30, 2020; the impact of the COVID-19 pandemic on the Company's business and financial results; the Company’s ability to launch differentiated new products and attract new distribution; the Company’s ability to take further market share and return to double-digit revenue growth; and the Company’s expectations for revenue for the fourth quarter of 2020. The preliminary financial results for the quarter ended September 30, 2020 in this news release are preliminary, are not a comprehensive statement of financial results for such quarter and are provided prior to completion of all internal and external review and audit procedures and therefore are subject to adjustment. Among the factors that could cause or contribute to material differences between the Company’s actual results and the expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: changes to the Company’s financial results for the quarter ended September 30, 2020 due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time our financial statements for the quarter are finalized and publicly released; the full extent to which the COVID-19 pandemic will, directly or indirectly, impact the Company’s business, results of operations and financial condition, including its sales, expenses, supply chain integrity, manufacturing capability, research and development activities, and employee-related compensation, all of which remain and currently are highly uncertain; a resurgence in COVID-19 transmission and infection, including as a result of the upcoming influenza season, the loosening of “stay at home” restrictions or the resumption of surgical procedures, whether as a result of the foregoing or other factors related to the underlying virus, such as its ability to lay dormant following infection (or reinfection); actions required or recommended to contain or treat COVID-19, in light of any or all of the foregoing or other as-yet unanticipated developments, whether related to COVID-19 directly or indirectly, including new information concerning COVID-19, its contagiousness, virulence or long-term negative health consequences associated with asymptomatic infection; the cancellation or deferral of procedures in which the Company’s products are used, including as a result of any or all of the foregoing, including prioritization of other surgical procedures or allocation of resources to treat expected or actual demand associated with patients presenting with influenza; delays in the recovery of deferred procedures in which the Company’s products are used, including as a result of challenges associated with conducting pre-surgery consultations or other required or recommended pre-surgery activities; surgeons’ willingness to continue to use the Company’s existing products and to adopt its newly launched products, whether as a result of any or all of the foregoing pandemic-related risks, such as those that negatively impact the Company’s ability to conduct robust surgeon training and education programs, or otherwise; the ability of newly launched products to meet the needs of surgeons and patients, including as a result of the lack of clinical validation of products in limited commercial (or “alpha”) launch; the Company’s ability to attract new, high-quality distributors, whether as a result of any or all of the foregoing pandemic-related risks, such as those that negatively impact the Company’s ability to conduct robust distributor training and education programs, or otherwise; the risk of supply shortages and associated disruption to product sales, which risk is heighted as a result of any of the foregoing pandemic-related risks, including as a result of the Company’s dependence on a limited number of third-party suppliers for components and raw materials, or otherwise; continued pricing pressure and exclusion from major healthcare systems; the Company’s ability to continue to invest in medical education and training, product development, and/or sales and marketing initiatives at levels sufficient to drive future revenue growth; the direct and indirect economic impact, both domestically and abroad, of COVID-19 as a result of any or all of the foregoing, including actions taken by local, state, national and international governmental agencies, whether such impact affects customers, suppliers, or markets generally; other general economic and business conditions in the markets in which the Company does business, both in the U.S. and abroad; and other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission, including in its Annual Report on Form 10-K filed on February 28, 2020. The Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date when made. SeaSpine does not intend to revise or update any forward-looking statement in this news release to reflect events or circumstances arising after the date hereof, except as may be required by law.

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Investor Relations Contact
Leigh Salvo
(415) 937-5402
ir@seaspine.com